Exhibit 10.5

FORM OF

CHG HEALTHCARE SERVICES, INC.

2006 STOCK INCENTIVE PLAN

	8.1.	Amount	6
	8.2.	Payment of Exercise Price	6

9.	Exercise Period for Options and SARs		7

10.	Other Special ISO Rules		7

11.	Restricted Stock		7
	11.1.	Vesting Conditions	7
	11.2.	Dividends and Voting Rights	7
	11.3.	Satisfaction of Vesting Conditions	7

12.	Restricted Stock Units		8
	12.1.	Dividends and Voting Rights	8
	12.2.	Payment of Restricted Stock Units	8

13.	Nontransferability		8

14.	Securities Registration		8

15.	Life of Plan		8

16.	Adjustment		9
	16.1.	Capital Structure	9
	16.2.	Sale or Merger	9
	16.3.	Fractional Shares	9

17.	Change in Control of the Company		9
	17.1.	Options and SARs	9
	17.2.	Restricted Stock and Restricted Stock Units	10

18.	Amendment or Termination		10

19.	Miscellaneous		10
	19.1.	Shareholder Rights	10
	19.2.	No Contract of Employment	10
	19.3.	Withholding	10
	19.4.	Tax Bonus Payment	10
	19.5.	Construction	11
	19.6.	Other Conditions	11
	19.7.	Rule 16b-3	11
	19.8.	Performance-Based Compensation under Code Section 162(m)	11
	19.9.	Section 409A Compliance	11

2

CHG HEALTHCARE SERVICES, INC.

2006 STOCK INCENTIVE PLAN

1. Background and Purpose

The purpose of this Plan is to promote the interests of CHG Healthcare Services, Inc. through the granting of Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units in order to (1) attract and retain Employees, (2) provide an additional incentive to each Employee to work to increase the value of Stock, and (3) provide each Employee with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders.

2. Definitions

Each term set forth in this § 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.

2.1. Award - an Option, SAR, Restricted Stock or Restricted Stock Unit award.

2.2. Award Document - the agreement, certificate or other document that sets forth the terms and conditions of an Award.

2.3. Board - the board of directors of the Company.

2.4. Change in Control - unless otherwise provided in the applicable Award Document, a Change in Control shall be deemed to occur upon

(a) the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person, in each case, other than in a transaction

(1) in which persons who were shareholders of the Company (immediately prior to such sale, merger, consolidation, reorganization, or business combination) own, immediately thereafter, (directly or indirectly) more than 50% of the combined voting power of the outstanding voting securities of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction (the “Successor Entity”);

(2) in which the Successor Entity is an employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company; or

(3) after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time the Board approved the transaction;

(b) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are used in Sections 13(d), and 14(d) of the 1934 Act, including without limitation, Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the 1934 Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent         % or more of the combined voting power of the Company’s then outstanding voting securities, other than

(1) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company;

(2) an acquisition of voting securities by the Company or a person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company’s then outstanding securities in substantially the same proportions as their ownership of the stock of the Company; or

(3) an acquisition of voting securities pursuant to a transaction described in paragraph (a) above that would not be a Change in Control under paragraph (a); and for purposes of clarification, an acquisition of the Company’s securities by the Company that causes the Company’s voting securities beneficially owned by a person or group to represent         % or more of the combined voting power of the Company’s then outstanding voting securities is not to be treated as an “acquisition” by any person or group for purposes of this paragraph (b);

(c) a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:

(1) a director who has been a director of the Company for a continuous period of at least 24 months;

(2) a director whose election or nomination as director was approved by a vote of at least two-thirds of the then directors described in paragraphs (c)(1), (2) or (3) by prior nomination or election, but excluding, for the purposes of this subparagraph (2), any director whose initial assumption of office occurred as a result of an actual or threatened (A) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (B) tender offer, merger, sale of substantially all of the Company’s assets, consolidation, reorganization, or business combination that would be a Change in Control under paragraph (a) on the consummation thereof; or

(3) a director who was serving on the Board as a result of the consummation of a transaction described in paragraph (a) that would not be a Change in Control under paragraph (a); or

(d) a liquidation or dissolution of the Company other than in connection with a transaction described in paragraph (a) above that would not be a Change in Control thereunder.

Except as otherwise specifically defined in this § 2.4, the term “person” shall mean an individual, corporation, partnership, trust, association or any other entity or organization.

2.5. Code - the Internal Revenue Code of 1986, as amended.

2.6. Committee - the Compensation Committee of the Board. Each Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code § 162(m).

2.7. Company - CHG Healthcare Services, Inc. and any successor thereto.

2.8. Effective Date - the date this Plan is approved by the shareholders of the Company.

2.9. Employee - an employee of the Company or any Subsidiary or Parent.

2.10. Exercise Price - the price to purchase one share of Stock upon the exercise of an Option or the price to exercise one SAR.

2.11. Fair Market Value - as of any date, (a) if the Stock is quoted on a national quotation system, (1) the average of the high and low selling prices of the Stock on such date on the national quotation system selected by the Committee or (2) if there was no quotation of the Stock on such date on such quotation system, the average of the high and low selling prices of the Stock on the next preceding business day on which there was such a quotation, or (b) if the Stock is not quoted on a national quotation system, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.12. ISO - an Option that is intended to satisfy the requirements of Code § 422.

2.13. 1933 Act - the Securities Act of 1933, as amended.

2.14. 1934 Act - the Securities Exchange Act of 1934, as amended.

2.15. NQO - an Option that either expressly or operationally does not satisfy the requirements of Code § 422.

2.16. Option - an option to purchase Stock granted pursuant to § 6.

2.17. Parent - any corporation that is a parent corporation of the Company within the meaning of Code § 424(e).

2.18. Performance Goal - the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a performance period determined by the Committee:

•	Earnings per Share;
•	Net Income;
•	Operating Income;
•	Earnings Growth;
•	Revenue;
•	Return on Assets;
•	Return on Equity;
•	Return on Investment;
•	Return on Capital Employed;
•	Cash Flow;
•	Operating Margins;
•	Gross Margin;
•	Working Capital;
•	Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA); and
•	Total Shareholder Return.

Performance Goals may be based (as the Committee deems appropriate) on (a) Company-wide performance, (b) performance of a Subsidiary, division, region, department, function, or other operational unit of the Company, (c) individual performance (if applicable), or (d) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee establishes Performance Goals, the Committee shall establish the general objective rules that the Committee will use to determine the extent, if any, that such Performance Goals have been met. In establishing the objective rules, the Committee may take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Employee or the assumptions made by the Committee regarding such goals.

2.19. Plan - this 2006 Stock Incentive Plan.

2.20. Restricted Stock - Stock granted pursuant to § 6.

2.21. Restricted Stock Unit - a unit granted pursuant to § 6, the value of which is equal to the Fair Market Value of one share of Stock and which is payable in cash or Stock as provided in the Award Document.

2.22. Rule 16b-3 - the exemption under Rule 16b-3 of the 1934 Act.

2.23. SAR or Stock Appreciation Right - a right granted pursuant to § 6, the value of which is equal to the appreciation in the Fair Market Value of a share of Stock on the date of exercise over the grant price, with payment to be made in cash or Stock, as provided in the Award Document.

2.24. Stock - $.01 par value common stock of the Company.

2.25. Subsidiary - a corporation that is a subsidiary corporation of the Company within the meaning of Code § 424(f).

2.26. Ten Percent Shareholder - a person who owns more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent, after taking into account the attribution rules of Code § 424(d).

3. Shares Reserved Under Plan

The number of shares of Stock authorized for issuance under this Plan shall equal 12% of the shares of Stock outstanding immediately following the closing of the initial public offering of the Company (rounded (up or down) to the nearest 100,000 shares). No more than              shares of Stock may be issued through the exercise of ISOs. To the extent the Company deems appropriate, such shares of Stock may be reserved from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Any shares of Stock subject to an Award that remain unissued after the cancellation, expiration, exercise or exchange of the Award, and any shares subject to an Award that are forfeited, shall be available for use in future grants under this Plan. In addition, any shares of Stock tendered to exercise an Option or to satisfy a withholding obligation shall be available for use in future grants under this Plan.

4. Committee

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. For example, the Committee may delegate to the Chief Executive Officer of the Company the power to grant Awards to certain Employees pursuant to guidelines established by the Committee from time to time and may delegate to any officers of the Company the power to carry out administrative duties with respect to the Plan. Any action of the Committee or its delegate shall be binding on the Company, on each affected Employee or Director and on each other person directly or indirectly affected by such action.

5. Eligibility and Annual Grant Caps

Only Employees shall be eligible for the grant of Awards. The Committee shall determine which

Employees are eligible for Awards hereunder. No Employee shall be granted in any calendar year Options to purchase more than              shares of Stock or SARs with respect to more than              shares of Stock. No Employee shall be granted more than              shares of Restricted Stock in any calendar year, and no Employee shall be granted Restricted Stock Units with respect to more than              shares of Stock in any calendar year.

6. Grants

The Committee or its delegate may grant Awards to Employees from time to time. Subject to § 8.1, regarding Exercise Price, an Award may be granted in exchange for the cancellation of another Award or for the cancellation of an equity award under a plan maintained by an employer acquired by or merged with the Company or a Subsidiary.

7. Award Document

Each Award shall be evidenced by an Award Document that shall contain the terms and conditions of the Award as determined by the Committee. The Award Document shall specify all of the terms and conditions of the Award, for example, the type of Award, the Exercise Price (if any), the time and method to exercise the Award, the vesting schedule and the conditions (including, but not limited to, Performance Goals) that must be satisfied and the deadlines by which such conditions must be satisfied to avoid forfeiture of the Award, and whether the exercise of the Award is conditioned on the exercise or failure to exercise another Award.

8. Exercise Price of Options and SARs.

8.1. Amount. The Exercise Price of an Option or SAR shall be no less than the Fair Market Value of a share of Stock on the date the Award is granted; provided, however, if the Award is an ISO granted to an Employee who is a Ten Percent Shareholder, the Exercise Price shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. Except as provided in § 16, an outstanding Option or SAR may not be amended (directly or indirectly, for example, by exchange) to lower the Exercise Price thereof.

8.2. Payment of Exercise Price. An Award Document may provide for the payment of the Exercise Price either in cash or in shares of Stock, or in any combination of cash and such Stock. A payment by a check or electronic funds transfer acceptable to the Committee or its delegate shall be treated as a payment in cash. In addition, the Award Document may provide for payment through any cashless exercise procedure acceptable to the Committee or its delegate. If approved by the Committee, the Company may, in accordance with an Employee’s instructions, transfer Stock acquired upon the exercise of an Award directly to a third party in connection with any arrangement made by the Employee for financing the exercise of such Award. The value of any Stock surrendered as payment in the exercise of an Award shall be equal to the Fair Market Value of such Stock on the date such Stock is properly surrendered to the Committee or its delegate.

9. Exercise Period for Options and SARs

Each Option or SAR shall be exercisable in whole or in part at such time or times as set forth in the related Award Document. However, no Option or SAR shall be exercisable after the tenth anniversary of the date the Option or SAR is granted; provided, however, if the Option is an ISO that is granted to an Employee who is a Ten Percent Shareholder on the date the ISO is granted, the Option shall not be exercisable as an ISO after the fifth anniversary of the date the Option is granted. An Award Document may provide for the exercise of an Award after the employment of an Employee has terminated for any reason whatsoever, including death or disability; provided an Award Document for an ISO must incorporate the post-employment exercise restrictions of Code § 422.

10. Other Special ISO Rules

In addition to the special rules regarding Exercise Price described in § 8.1 and the Exercise Period described in § 9, if the Committee grants an ISO and a NQO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the NQO. To the extent that the aggregate Fair Market Value of Stock subject to ISOs (determined as of the date the ISO is granted) that first becomes exercisable in any calendar year exceeds $100,000, such Options shall be treated as NQOs. The Fair Market Value of Stock subject to any other option (determined as of the date the option is granted) that (a) satisfies the requirements of Code § 422 and (b) is granted to an Employee under another plan maintained by the Company, a Subsidiary or Parent shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation in this § 10 in accordance with Code § 422(d) or any successor section.

11. Restricted Stock

11.1. Vesting Conditions. An Employee’s nonforfeitable interest in Restricted Stock shall depend on the extent to which he or she timely satisfies each condition specified in the Award Document for the Restricted Stock to become nonforfeitable. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any vesting conditions applicable thereto.

11.2. Dividends and Voting Rights. Except as otherwise provided in the Award Document, (a) any cash dividend declared on Restricted Stock shall be paid directly to the Employee holding such Restricted Stock and (b) any Stock dividend shall be treated as Restricted Stock and an Employee’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. An Employee shall have the right to vote Restricted Stock.

11.3. Satisfaction of Vesting Conditions. Shares of Stock shall cease to be Restricted Stock at such time as provided in the Award Document, and as soon as practicable thereafter, the Company shall take such action as may be necessary to cause the records of the Company to reflect that the Stock is no longer restricted and, if the Company or its agent retained physical custody of the shares of Stock, shall transfer custody of such Stock to the Employee.

12. Restricted Stock Units

12.1. Dividends and Voting Rights. Except as otherwise provided in the Award Document, there shall be no adjustment to Restricted Stock Units for dividends paid by the Company other than for dividend equivalent adjustments made by the Committee for stock dividends in accordance with § 16.1. An Employee shall not have any right to vote Stock underlying a Restricted Stock Unit.

12.2. Payment of Restricted Stock Units. Unless otherwise provided in the Award Document, payment of a vested Restricted Stock Unit Award or, if an Award provides for partial vesting, the vested portion of such Award shall be made in a single sum of cash or Stock (as provided in the Award Document) as soon as practicable after the Committee certifies that the Award or portion of the Award is payable, but in no event later than 2 1/2 months after the calendar year in which the Award or portion of the Award becomes vested.

13. Nontransferability

Absent the Committee’s consent, (1) an Award shall not be transferable by an Employee other than by will or by the laws of descent and distribution, and (2) during an Employee’s lifetime, an Award shall be exercisable only by the Employee; provided, however, the person or persons to whom an Award is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Employee under this Plan.

14. Securities Registration

Each Award Document shall provide that, upon the receipt of Stock, the Employee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.

15. Life of Plan

This Plan automatically shall terminate on the earlier of (1) the tenth anniversary of the effective date of this Plan (as determined under § 2.8) or (2) the date on which all of the Stock authorized for issuance under § 3 has been issued and the forfeiture conditions with respect to any outstanding Restricted Stock Awards have been satisfied, and no Award shall be granted after such date. In the event the Plan terminates as a result of clause (1) of the preceding sentence, the outstanding Awards shall continue to be governed by the terms of the Plan until all outstanding Awards have been exercised in full or are no longer exercisable or forfeited or the conditions thereof satisfied.

16. Adjustment

16.1. Capital Structure. In the event of any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, the Committee shall adjust in an equitable manner (a) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under § 3 and subject to Options or Restricted Stock or reflected by SARs or Restricted Stock Units and (b) the Exercise Price of Options and SARs, to reflect such change; provided, however, no adjustment shall be made in connection with the initial public offering of the Company.

16.2. Sale or Merger. The Committee as part of any corporate transaction, such as a merger, consolidation, acquisition or disposition of property or stock, extraordinary dividend, separation (including a spin-off), reorganization or partial or complete liquidation, shall have the right to adjust the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under § 3 and subject to Options (including the Exercise Price of such Options) or Restricted Stock or reflected by SARs (including the grant price of such SARs) or Restricted Stock Units and related forfeiture and vesting conditions. The Committee may grant Awards to effect the assumption of, or the substitution for, awards previously granted by any other entity to the extent that such transaction calls for such substitution or assumption of such awards.

16.3. Fractional Shares. If any adjustment under this § 16 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock that otherwise would result from such adjustment shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 16 by the Committee shall be conclusive and binding on all affected persons.

17. Change in Control of the Company

If there is a Change in Control, then the terms of an Employee’s employment agreement, if any, governing Awards shall apply. In addition, if there is a Change in Control and the agreement relating to the Change in Control does not provide for the assumption or substitution of Awards, the following rules shall apply:

17.1. Options and SARs. Each Option and SAR Award Document in the discretion and at the direction of the Committee may be canceled unilaterally if (a) any restrictions on the exercise of the Option or SAR are waived before the Award Document is canceled such that the Employee has the opportunity to exercise the Option or SAR in full before such cancellation, (b) the Company transfers to the Employee that number of shares of Stock obtained by dividing (1) the excess of the Fair Market Value of the number of shares which remain subject to the exercise of such Option or SAR as of any date over the total Exercise Price by (2) the Fair Market Value of a share of Stock on such date, which number shall be rounded down to the nearest whole number, or (c) the Company transfers to the Employee the same consideration that the Employee otherwise would receive as a shareholder of the Company in connection with such Change in Control if the Employee held the number of shares of Stock that would have been transferable to him or to her under clause (b) above if such number had been determined immediately before such Change in Control.

17.2. Restricted Stock and Restricted Stock Units. In the sole discretion and at the direction of the Committee, vesting of Restricted Stock and Restricted Stock Units may be accelerated.

18. Amendment or Termination

This Plan may be amended by the Board or the Committee from time to time to the extent that the Board or the Committee deems necessary or appropriate; provided, however, in the event any such amendment would require shareholder approval under applicable law or stock exchange rules, such amendment shall be subject to shareholder approval. The Board or the Committee also may suspend the granting of Awards at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Awards granted before such suspension or termination unless (1) the Employee consents in writing to such modification, amendment or cancellation, (2) there is a dissolution or liquidation of the Company or a transaction described in § 16 or § 17, or (3) § 19.7 applies. Notwithstanding the foregoing, unless otherwise determined by the Board or the Committee upon amending the Plan, any outstanding Awards automatically shall incorporate any amendments to the Plan.

19. Miscellaneous

19.1. Shareholder Rights. No Employee shall have any rights as a shareholder of the Company as a result of the grant of an Option or SAR, or his or her exercise of such Option or SAR, or the grant of a Restricted Stock Unit, pending the actual delivery to the Employee of Stock upon the exercise or vesting, as the case may be, of such Award. Subject to § 11.2, an Employee’s rights as a holder of Restricted Stock shall be set forth in the related Award Document.

19.2. No Contract of Employment. The grant of an Award shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Award Document.

19.3. Withholding. Each Award shall be made subject to the condition that the Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal, state and local tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Award or the satisfaction of any forfeiture or vesting conditions with respect to such Award. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

19.4. Tax Bonus Payment. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus to an Employee to pay his or her federal, state and local income and excise tax liability that the Committee deems attributable to (a) his or her interest in an Award becoming nonforfeitable or vesting and (b) to such cash bonus. Any such bonus shall be paid in no event later than the date that is 2 1/2 months after the end of the calendar year in which Award becomes vested.

19.5. Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be construed under the laws of the State of Delaware.

19.6. Other Conditions. Each Award Document may require that an Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to such Award or provides for the repurchase of such Stock by the Company under certain circumstances.

19.7. Rule 16b-3. The Committee shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Stock under this Plan to an Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such Award or transfer.

19.8. Performance-Based Compensation under Code Section 162(m). The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Code § 162(m) and the regulations thereunder as “performance-based” compensation.

19.9. Section 409A Compliance. The Company intends that any Awards granted hereunder either (a) comply (in form and operation) with the Code § 409A and the regulations, rulings and other guidance issued thereunder (the “Requirements”) or (b) be exempt from the application of the Requirements. Any ambiguities in this Plan shall be construed to effect the intent as described in this § 19.9. If any provision of this Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.